EXHIBIT 10.6

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT RERQUIRED.

CONVERTIBLE 10% PROMISSORY NOTE

$20,000	January 25, 2010 Los Angeles, California

For Value Received, TEDOM CAPITAL, INC, a Delaware corporation (“Borrower”), hereby promises to pay to the order of AMERIS, LLC, a Delaware LLC (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Thousand Dollars ($20,000) (the “Note”) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

1.   Principal Repayment.  Unless the Note has been converted in accordance with the terms of Section 5 below or an Event of Default has occurred (as defined below), the entire outstanding principal and all unpaid interest shall accrue and be due and payable on July 15, 2010 (the “Maturity Date”).

2.   Interest Rate.Borrower promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.   Seniority.  This Note will rank senior to all other indebtedness of the Company.

4.   Security.  This Note is a general unsecured obligation of the Company.

5.   Conversion.

a.   Optional Conversion.  The Lender shall have the right to convert all or any part of the principal and interest accrued under this Note  at anytime up to the Maturity Date into shares of the Borrower’s Common Stock at a conversion rate of Fifteen Cents ($0.15) per share (the “Conversion Rate”).

b.   Mechanics and Effect of Conversion.  Lender will exercise its conversion rights by submitting a Notice of Conversion in the form set forth in Exhibit A to this Note. No fractional shares of Common Stock shall be issued upon conversion of this Note. The Borrower shall pay cash in lieu of issuing any fractional shares to the Lender upon conversion of this Note. Upon the conversion of this Note, the Lender shall surrender this Note, duly endorsed, at the principal office of the Borrower. At its own expense, the Borrower shall, as soon as practicable, issue and deliver to the Lender a stock certificate(s) for the number of shares of Common Stock to which the Lender is entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of Borrower’s counsel), together with any cash payment representing fractional shares. If the conversion is for less than the full principal and interest due under the Note, the Borrower will issue a new Note substantially identical to this Note, with the remaining principal amount shown and the date of issue. Upon conversion of all or any part of this Note, Borrower shall be released from all obligations and liabilities under this Note to the extent converted.

c.   No Registration Rights. Lender shall have no right to require the registration of any shares of Common Stock issued upon conversion of this Note.

6.   Place of Payment.  All amounts payable hereunder shall be payable at the office of Lender, as set forth on the signature page, unless another place of payment shall be specified in writing by Lender.

7.   Application of Payments.  Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

8.   Prepayment.

a.   Borrower’s Optional Prepayment.  If the Borrower completes a registered public offering prior to the Maturity Date, Borrower shall have the right to prepay all or any portion of the principal and accrued interest under this Note out of the proceeds of such registered public offering. Borrower shall give 15 days notice of any prepayment of this Note during which time Lender may exercise its conversion rights as provided in Section 5(a) above. No prepayment penalty will be assessed if Borrower shall prepay the Note.

b.   Lender’s Optional Prepayment.  If the Borrower completes a registered public offering prior to the Maturity Date, Lender shall have the right to (i) demand immediate payment of the entire principal balance and accrued interest of this Note out of the proceeds of such registered public offering, or (ii) refrain from demanding such payment while preserving the right of conversion of the Note into Common Stock at any time up to the Maturity Date.

9.   Default.  An “Event of Default” will be deemed to have occurred upon:

a.    Failure to pay interest or principal when due;

b.    Failure to comply in any material respect with the covenants and other terms relating to the Note;

c.    Failure to discharge material judgments;

d.    Cross-default with material contracts, including cross-default to any other indebtedness;

e.    Commencement of bankruptcy or voluntary or involuntary dissolution proceedings, or upon the occurrence of an assignment for the benefit of creditors; and

f.    The occurrence of other customary events of default.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately due, payable and collectible by Lender pursuant to applicable law.  In addition, upon the occurrence and during the continuance of an Event of Default, the Note will bear interest at a default rate of interest equal to the sum of the applicable Interest Rate plus an additional two percent (2%) per annum or the maximum rate permissible by law.

10.   Waiver.Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

11.   Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

12.   Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

13.   Treatment of Note.  To the extent permitted by generally accepted accounting principles, Borrower will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state and local tax authorities.

14.   No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Lender or any other person the right to vote or to consent or to receive notice as a stockholder in respect to meetings of stockholders for the election of directors of Borrower or any other matters or any rights whatsoever as a stockholder of Borrower.

15.   Amendment.  Any provision of this Note may be amended, waived or modified upon written consent of Borrower and Lender.

In Witness Whereof, the parties have executed this Note as of the date first written above.

Borrower: TEDOM CAPITAL, INC. By: /s/ Eric Grunfeld Eric Grunfeld, President

Acknowledged and Agreed to by Lender:

LENDER:

AMERIS, LLC

By: ___________________________________

Title: Manager

NOTICE OF CONVERSION

TO: Tedom Capital, Inc.

The undersigned holder of that certain Note dated January 25, 2010, hereby surrenders such Note for conversion into shares of Common Stock of Tedom Capital, Inc., to the extent of $__________ unpaid principal amount of such Note and $_________ accrued and unpaid interest thereon, and requests that the certificate(s) for such shares be issued in the name of, and delivered to, ___________________, whose address is ____________________________.

If this conversion is for less than the entire principal amount of such Note, the undersigned hereby requests a new Note be issued in substantially the same form as the original Note referred to above showing the amount of principal remaining after the conversion requested above.

AMERIS, LLC	Dated:____________________
By: __________________________________ Title: _________________________________

EXHIBIT  A